Exhibit 10.3

Lock-Up Agreement

March 28, 2024

Guerrilla RF, Inc.

2000 Pisgah Church Road

Greensboro, NC 27455

Attention: Ryan Pratt

Email: rpratt@guerrilla-rf.com

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 28, 2024, by and among Guerrilla RF, Inc., a Delaware corporation (the “Company”), and the investors party thereto (the “Purchasers”), with respect to the issuance of shares of the Company’s common stock, $0.0001 par value, of the Company (the “Shares”) in a private placement transaction (the “Private Placement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce the Purchasers to enter into the Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the date that is 60 (sixty) days from the date the Registration Statement becomes effective (the “Lock-Up Period”), upon which all of the Shares are registered for resale, the undersigned will not: (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with: (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the transaction; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions, and any filings that are required by law under Section 16(a) of the Exchange Act shall include a statement, by footnote or disclosure otherwise, that any Lock-Up Securities that continue to be held by the undersigned remain subject to the terms of this Lock-Up Agreement; (b) transfers of Lock-Up Securities (i) as a bona fide gift, (ii) by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this Lock-up Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin) or (iii) by operation of law pursuant to a qualified domestic order or as required by a divorce settlement; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; or (e) transfers of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction that is made to all holders of the Company’s common stock involving a change of control; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value and (ii) each transferee shall sign and deliver to the Company a lock‑up agreement substantially in the form of this Lock-Up Agreement, and in the case of any transfer pursuant to the foregoing clause (d), no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this Lock-Up Agreement.

No provision in this Lock-Up Agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion (including, in each case, by way of “net” or “cashless” exercise) by the undersigned of any securities exercisable or exchangeable for or convertible into Shares; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this Lock-Up Agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Agreed to and Acknowledged:
Guerrilla RF, Inc.

By:
Name:
Title: